                                                                    EXHIBIT 1.14




THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO MAY 6, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OR EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 27, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------


                           QUEEN SAND RESOURCES, INC.

                     Class B Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                    No. B-1




         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 2,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means May 6, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 27, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.   Antidilution Provisions.

         (a)     Adjustment of Number of Warrant Shares and Exercise Price.
The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common
Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

        (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

        (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.

        (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

        (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

        Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

        (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

        (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

        (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

        (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

        Section 6. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

        Section 7.      Restrictions on Transfer.  The Warrants and the
Warrant Shares shall not be transferable except upon the conditions specified in this Warrant and in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

        Section 8.      Amendment and Waiver.

        (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

        (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        Section 9.      No Fractional Warrant Shares.   The Company shall not
be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

        Section 10.     Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

        Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:               Forseti Investments Ltd.
                                     205-206 Dowell House
                                     Bridgetown, Barbados
                                     West Indies
                                     Attn:  Dennis Chandler
                                     Facsimile:  (246) 427-5667

         With copies to:             Faust Fresenius Heyne Scherzberg, attorneys
                                     Paul-Ehrlich-Strasse 37-39
                                     60596 Frankfurt-Am-Main
                                     Attn: Christoph Heyne
                                     Facsimile: (49) 6963009090

         If to Company:              Queen Sand Resources, Inc.
                                     3500 Oak Lawn, Suite 380, L.B.#31
                                     Dallas, Texas  75219-4398
                                     Attn: Robert P. Lindsay
                                     Facsimile: (214) 521-9960

         With copies to:             Queen Sand Resources, Inc.
                                     60 Queen Street, Suite 1400
                                     Ottawa, Canada  K1P 5Y7
                                     Attn:  Edward J. Munden
                                     Facsimile: (613) 230-6055

                                     Haynes and Boone, LLP
                                     901 Main Street, Suite 3100
                                     Dallas, Texas  75202
                                     Attn: William L. Boeing, Esq.
                                     Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE DELAWARE GENERAL CORPORATION LAW, TO THE EXTENT APPLICABLE TO THE INTERNAL AFFAIRS OF THE COMPANY (INCLUDING THE GRANT OF THIS WARRANT AND THE ISSUANCE OF THE WARRANT SHARES), AND OTHERWISE SHALL BE GOVERNED BY, AND CONTRUED IN ACCORDANCE WITH, THE LAWS OF

THE STATE OF TEXAS. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation.
The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of May 6, 1997.


[SEAL]                                   QUEEN SAND RESOURCES, INC.



Attest: /s/ Bruce I. Benn                By: /s/ Edward J. Munden
        --------------------------          ---------------------------------
                                         Name:   Edward J. Munden
                                         Title:  President and Chief Executive
                                                 Officer

                                         and

Attest: /s/ Bruce I. Benn                By: /s/ Robert P. Lindsay
        --------------------------          ---------------------------------
                                         Name:   Robert P. Lindsay
                                         Title:  Chief Operating Officer

                                   EXHIBIT A
                                       TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                           Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                 Name of Holder:


                                 --------------------------------------------

                                 Signature:
                                             --------------------------------
                                 Title:
                                         ------------------------------------
                                 Address:
                                           ----------------------------------

                                 --------------------------------------------

                                 --------------------------------------------

Dated:                            ,        .
        --------------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                        To Be Executed by the Holder
                      Desiring to Transfer a Warrant of
                         Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                 Name of Holder:


                                 --------------------------------------------

                                 Signature:
                                             --------------------------------
                                 Title:
                                         ------------------------------------
                                 Address:
                                           ----------------------------------

                                 --------------------------------------------

                                 --------------------------------------------

Dated:                            ,        .
        --------------------------  -------

In the presence of


---------------------------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.